UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007 (November 6, 2007)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 6, 2007, but effective November 12, 2007, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries, including Calumet Lubricants Co., Limited Partnership, entered into a Fifth Amendment to Credit Agreement (the “Revolver Amendment”). The Revolver Amendment amended the Partnership’s Revolving Credit Agreement dated as of December 9, 2005 (the “Revolver”), by and among Bank of America, N.A., as Agent for the lenders, and certain other lenders party thereto (collectively with Bank of America, N.A., the “Revolver Lenders”). Pursuant to the Revolver Amendment, the Revolver Lenders agreed to amend the Revolver to increase the total availability under the Revolver up to $260 million through the earliest of (i) January 15, 2008, (ii) the closing of a new senior secured first lien term loan facility or (iii) the closing of a public equity offering.
     The foregoing description is qualified in its entirety by reference to the Revolver Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1
Fifth Amendment, dated as of November 6, 2007, to Revolving Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and Bank of America, N.A., as Agent and Lender, and other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

	By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

November 13, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fifth Amendment, dated as of November 6, 2007, to Revolving Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and Bank of America, N.A., as Agent and Lender, and other lenders party thereto.